UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into Material Definitive Agreement

Promissory Notes

On June 12, 2008, our Board of Directors approved the issuance of up to $10.0 million of six-month promissory notes (the “Notes”) accruing interest at ten percent (10%) semi-annually and redeemable by the Company with ten days prior notice on any of the monthly anniversary dates of the Notes. Also on June 12, 2008, the Company entered into definitive agreements with two investors who subscribed for an aggregate of $4.5 million of the Notes, as further described in Item 2.03 below of this Form 8-K, which item is incorporated by reference into this Item 1.01.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 12, 2008, the Company accepted a subscription agreement for a $3.0 million promissory note from Peter Friedli, the Chairman of our Board of Directors and largest shareholder, pursuant to a private placement intended to qualify under Regulation S and Section 4(2), of the Securities Act of 1933, as amended.  Also on June 12, 2008, we accepted a subscription agreement for a $1.5 million promissory note from a Swiss pension fund. The Notes accrue interest at a rate of ten percent (10%) semi-annually, payable upon maturity on the six month anniversary of issuance. The Notes are not convertible, but are redeemable by the Company on any monthly anniversary date, with ten days prior notice.  The Notes were funded on June 16 and June 12, 2008, respectively.  Our Board of Directors, including all of the Company’s independent directors, but with Mr. Friedli abstaining, together with the audit committee, unanimously approved the offering and sale of the Notes and the sale of the $3.0 million Note to Mr. Friedli.

The net proceeds to the Company from the offering and sale of the Notes are to be used to further the Company’s clinical trial activities and for general corporate purposes.  The Company expects to repay these short-term promissory notes with a portion of the proceeds anticipated to be received by the Company at the technology assets closing under the Asset Purchase Agreement dated May 8, 2008, between the Company and NuVasive, Inc. for the sale to NuVasive of the Company’s Osteocel and Osteocel XO product line, and related business assets.  The technology assets closing is anticipated to occur during the third quarter of fiscal 2008.  The consummation of the technology assets closing is, however, subject to satisfaction of customary conditions for transactions of this type, including approval of the Asset Purchase Agreement by the Company’s stockholders and therefore no assurances can be given as to when if ever the technology assets closing will occur.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Risks and uncertainties related to the proposed sale of our assets related to Osteocel include the risk that the conditions relating to the closing of the sale transaction may not be satisfied, or may be delayed, or that the terms may be altered for any reason.   Additional factors that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. You should not unduly rely in forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Osiris has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: June 17, 2008	By:	/s/ Philip R. Jacoby, Jr.
Philip R. Jacoby, Jr.
Interim Chief Financial Officer